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                                 EXHIBIT 23.5

Consent of Trustee Nominee

                          Capital Automotive REIT

    I hereby consent to be named in the Registration Statement on Form S-11 of Capital Automotive REIT relating to the proposed initial public offering of common shares of beneficial interest, including in any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                       By: /s/  JOHN J. POHANKA
                                           --------------------
John J. Pohanka
Marlow Heights, Maryland
As of November 26, 1997